Exhibit 10.14

TECHTARGET, INC.

RESTRICTED STOCK UNIT AGREEMENT

TechTarget, Inc., a Delaware corporation, d/b/a Informa TechTarget (the “Company”), hereby grants the following restricted stock units pursuant to its 2024 Incentive Plan, and subject to the terms and conditions attached hereto and incorporated herein by reference.

NOTICE OF GRANT

Name of Recipient (the “Participant”):
Grant Date:
Number of Restricted Stock Units (“RSUs”) granted:
Vesting Start Date:

Vesting Schedule:
Vesting Date	Number of “Shares” that Vest on Vesting Date

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein. This grant of RSUs and the terms and conditions are subject to any special terms and conditions as set forth in any Appendix attached hereto and incorporated herein by reference.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

TECHTARGET, INC.

Signature of Participant Street Address	By: Charles D. Rennick Vice President, General Counsel and Corporate Secretary
City/State/Zip Code

Exhibit 10.14

TECHTARGET, INC.

RESTRICTED STOCK UNIT AGREEMENT

INCORPORATED TERMS AND CONDITIONS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company or any of its subsidiaries or other affiliates, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2024 Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.
Vesting.

The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Upon the vesting of the RSUs, the Company will deliver to the Participant for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7 of this Agreement. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event, the shares will be delivered no later than March 15 of the year after the year of vesting except to the extent otherwise permitted or required by Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”).

3.
Forfeiture of Unvested RSUs Upon Cessation of Service.

In the event that the Participant ceases to be an employee, director, or officer of, or consultant or advisor to, the Company or its applicable subsidiary or affiliate, as applicable, the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”), for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation (after giving effect to any applicable vesting acceleration, including that described in Section 9(e) of this Agreement) shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.

4.
Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.
Rights as a Shareholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.
Provisions of the Plan.

Exhibit 10.14

This Agreement is subject to the provisions of the Plan, a copy of which can be obtained by the Participant by emailing legal@techtarget.com. The Participant hereby acknowledges and agrees to be bound by all the terms and provisions of the Plan.

7.
Tax Matters.
(a)
Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.
(b)
Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. The Participant shall satisfy the Company’s required tax withholding obligation through a “sale to cover”, i.e. an open market sale of that number of shares of Common Stock required to be sold in order to satisfy the tax withholding liability due upon delivery of shares of Common Stock. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
8.
Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, the Company and any Subsidiary, for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate of the Company, details of all RSUs or any other entitlement to Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).

The Participant understands that Personal Data may be transferred to E*TRADE from Morgan Stanley, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, E*TRADE from Morgan Stanley, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain, and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares received upon vesting of the RSUs. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing a representative of the Company’s Legal Department at legal@techtarget.com. The Participant understands, however, that refusal or withdrawal of consent may affect the Participant’s ability to realize benefits from the RSUs. For more information on

Exhibit 10.14

the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Legal Department.

9.
Miscellaneous.
(a)
Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.
(b)
No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued status as an Eligible Participant, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any subsidiary or other affiliate of the Company.
(c)
Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A. The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(d)
Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(e)
Change in Control. In the event of Change in Control Event (as defined in the Plan) occurring after the Grant Date, the provisions of Section 10(c)(3) of the Plan (or, if specified otherwise in any employment, relationship, or other individual agreement between the Company and the Participant (an “Individual Arrangement”), the provisions of such Individual Arrangement) shall govern the RSUs granted under this Agreement.
(f)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(g)
Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Compensation Committee of the Board of Directors of the Company.
(h)
Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its office at 275 Grove St. Newton, MA 02466 Attn: General Counsel. Each notice to the Participant shall be addressed to the Participant at the Participant’s address provided on the Notice of Grant.
(i)
Governing Law; Dispute Resolution. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

[Appendix A]